SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 25, 2017

Date of Report

(Date of Earliest Event Reported)

CELEBIDDY, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-3425396
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

18 Narbonne

Newport Beach, CA

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: 626-644-0070

147 North Sparks Street

Burbank, CA 91506
(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01 Entry into a Definitive Material Agreement

License Agreement

On August 25, 2017, Celebiddy, Inc. (the “Company”), and Adam Watson (“Licensor”) entered into a Copyright License Agreement (the “Agreement”) pursuant to which Licensor licensed exclusively to the Company all of Licensor’s copyrights, use & exploitation rights of and relating to Licensor’s proprietary Afterburner online/mobile dating software application (referred to hereafter as the “Afterburner Dating System”), including resale rights and rights in and to any and all associated media. In exchange and in consideration for the rights granted pursuant to the Agreement, the Company agreed to remunerate Licensor as follows:

1.	Payment of 10% (ten percent) of net profits derived by the Company resulting from exploitation, use and/or sale of the Afterburner Dating System;

2.	Payment of a cash advance against net profits in the amount of $1,500.00 (One Thousand and Five Hundred Dollars); and

3.	The Company shall issue to Licensor ten thousand (10,000) shares of the Company’s common stock, on or prior to November 1st, 2017.

The Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as a confidentiality and non-disclosure addendum protecting communications of and relating to the Afterburner Dating System. The foregoing description of the License Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Pursuant to the Copyright License Agreement the Company will now focus its business in the exploitation and use of this technology.

The Afterburner Dating System is intended to facilitate dating “matches” for mobile and online-dating users. The Company intends to utilize the Afterburner Dating System to launch “Date Kickstarter”, a mobile-friendly web application service designed to help online dating platform users to generate higher frequency authentic responses from other users on the respective dating platforms. The Company’s mission is to improve the online dating experience by effectively managing online dating users’ dating profiles to facilitate higher response rates with other users. To fulfill its mission, the Company will utilize the licensed technology to produce a set number of replies, based on robust search criteria processed by the licensed software. Date Kickstarter will be operational on most popular dating sites, such as Tinder, Match.com, E-Harmony.com, OKCupid, PlentyOfFish and Badoo and is prepared to launch its services by year-end 2017.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

10.1	Copyright License Agreement dated August 25, 2017 by and among the Company and Licensor

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CELEBIDDY, INC.

Dated: August 25, 2017	By:	/s/ Mary Malek
President and Chief Executive Officer

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